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Exhibit 4

                  Exhibit Required by Item 7 of Schedule 13D


                                   AGREEMENT

 The undersigned persons hereby agree that reports on Schedule 13D, and any amendments thereto, including such reports made by or as part of a Tender Offer Statement on Schedule TO, may be filed in a single statement on behalf of all such persons, and further, each such person designates Lawrence Kenswil as its agent and attorney-in-fact for the purpose of executing any and all such reports required to be made by it with the Securities and Exchange Commission.

Dated:  April 16, 2001


Universal Acquisition Corp.


By:  /s/ Michael Ostroff
     ____________________________________
      Name:  Michael Ostroff
      Title:  Executive Vice President


Universal Music Group, Inc.


By:  /s/ Michael Ostroff
     ____________________________________
      Name:  Michael Ostroff
      Title:  Executive Vice President


Vivendi Universal


By:  /s/ George E. Bushnell III
    ____________________________________
      Name: George E. Bushnell III
      Title:  Vice President